UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       April 21, 2008
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(763) 391-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 15, 2008, Wilsons The Leather Experts Inc. (“Company”) received written notification from The Nasdaq Stock Market stating that, based upon the Company’s Form 10-K for the period ended February 2, 2008, which reported shareholders’ equity of $5.0 million, the Company does not comply with the minimum $10.0 million shareholders’ equity requirement for continued listing on The Nasdaq Global Market as set forth in Marketplace Rule 4450(a)(3).
On April 21, 2008, the Company issued a press release indicating that the Company seeks to comply with the written notification by providing The Nasdaq Stock Market, on or before April 30, 2008, a specific plan to achieve and sustain compliance with all of The Nasdaq Global Market listing requirements, including a time frame for completion of the plan.
On April 21, 2008, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release, dated April 21, 2008, regarding receipt of going concern opinion and failure to comply with the minimum shareholder’s equity requirements for listing on The Nasdaq Global Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: April 21, 2008	By /s/ Stacy A. Kruse
Stacy A. Kruse
Chief Financial Officer and Treasurer